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Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Tricia Haugeto Array BioPharma Inc. (303) 386-1193 thaugeto@arraybiopharma.com

ARRAY BIOPHARMA AND QLT ANNOUNCE DRUG DISCOVERY
COLLABORATION FOCUSED ON CANCER

        Boulder, Colo., (August 10, 2004)—Array BioPharma Inc. (NASDAQ: ARRY) and QLT Inc. (NASDAQ: QLTI; TSX: QLT) today announced the initiation of a drug discovery collaboration to create a series of small molecule therapeutics aimed at important cancer targets identified by QLT.

        "We are impressed with Array's track record of success in creating small molecule drug candidates in the field of oncology," Maurice Wolin, M.D., Vice President, Scientific Affairs and Clinical Research, QLT. "Through this collaboration, we are enhancing our strong R&D pipeline by utilizing Array's drug discovery platform."

        QLT will provide research funding to Array based on the number of Array scientists working on the research phase of the agreement. Array will be entitled to receive success payments based on reaching certain development milestones and royalties based upon the sales of products resulting from the collaboration. Other terms were not announced.

        "We look forward to working with QLT, an innovator of cancer therapies," said Kevin Koch, Ph.D., President and Chief Scientific Officer, Array BioPharma. "The combination of Array's drug discovery expertise with QLT's research and development capabilities will provide a strong team in the creation of important cancer therapeutics."

About Array BioPharma:

        Array BioPharma is a biopharmaceutical company focused on the discovery, development and commercialization of orally active drugs to address significant unmet medical needs. Our proprietary drug development pipeline is primarily focused on the treatment of cancer and inflammatory disease and includes several small molecule drug candidates that are designed to regulate targets in therapeutically important biologic pathways. In addition, leading pharmaceutical and biotechnology companies access our drug discovery technologies and expertise through collaborations to design, create, optimize and evaluate drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

About QLT:

        QLT is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases, and dermatological and urological conditions. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy which is one of the most successfully launched ophthalmology products. For more information, visit our web site at www.qltinc.com.

Forward-Looking Statement of Array BioPharma:

        This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our quarterly report filed on form 10-Q for the quarter ended March 31, 2004, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug discovery objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of August 10, 2004. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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ARRAY BIOPHARMA AND QLT ANNOUNCE DRUG DISCOVERY COLLABORATION FOCUSED ON CANCER